Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	44-0194180
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

1010 Grand Boulevard	64106
Kansas City, Missouri	(Zip code)
(Address of principal executive offices)

Mauri J. Cowen
UMB Bank, National Association

5555 San Felipe, Suite 870

Houston, TX 77056

(713) 300-0587

(Name, address and telephone number of agent for service)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of obligor as specified in its charter)

Maryland	47-0934168
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

90 Park Ave
New York, New York	10016
(Address of principal executive offices)	(Zip code)

5.75% Senior Notes due 2026

(Title of the indenture securities)

Item 1.  General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Mid-Western District 2345 Grand Avenue, Suite 700 Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City Federal Reserve P.O. Station Kansas City, Missouri 64198

Supervising Examiner Federal Deposit Insurance Corporation 720 Olive Street, Suite 2909 St. Louis, Missouri 63101

(b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.  Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15.       Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.  List of Exhibits.         List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the Trustee (incorporated by reference to Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

Exhibit 2.

Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (incorporated by reference to Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

Exhibit 3.

Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (incorporated by reference to Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

Exhibit 4.	Bylaws, as amended of the Trustee (incorporated by reference to Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

Exhibit 5.	A copy of each Indenture referred to in Item 4. Not applicable.

Exhibit 6.

The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended (incorporated by reference to Exhibit 6 to Form T-1 filed with Registration Statement No. 333-74008).

Exhibit 7.	Report of Condition of the Trustee as of March 31, 2021 published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, State of Texas on the 28th day of May, 2021.

UMB BANK, NATIONAL ASSOCIATION

/s/ Mauri J. Cowen
Mauri J. Cowen
Senior Vice President

Exhibit 7

(See Attached)

UMB BANK, NATIONAL ASSOCIATION
RSSD-ID 936855
Last Updated on 4/30/2021

FFIEC 031
Report Date 3/31/2021
18

Schedule RC - Balance Sheet(Form Type - 031)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands			
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	386,622	1.a.
b. Interest-bearing balances[2]	RCFD0071	3,830,763	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	1,039,711	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)	RCFD1773	9,753,330	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	101,801	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	1,629,813	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	10,275	4.a.
b. Loans and leases held for investment	RCFDB528	16,497,352	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCFD3123	202,814	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	16,294,538	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	25,329	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	220,435	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	4,740	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	0	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	151,036	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	960,891	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	34,409,284	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	28,483,240	13.a.
1. Noninterest-bearing[8]	RCON6631	11,806,864	13.a.1.
2. Interest-bearing	RCON6636	16,676,376	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	0	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	0	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	217,301	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	2,542,517	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	0	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[1]	RCFD3200	0	19.

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.
4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5. Includes all securities resale agreements, regardless of maturity.
7. Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.
6. Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
8. Includes noninterest-bearing demand, time, and savings deposits.
9. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
10. Includes all securities repurchase agreements, regardless of maturity.
1. Includes limited-life preferred stock and related surplus.

UMB BANK, NATIONAL ASSOCIATION
RSSD-ID 936855
Last Updated on 4/30/2021

FFIEC 031
Report Date 3/31/2021
19

Dollar amounts in thousands			
20. Other liabilities (from Schedule RC-G)	RCFD2930	351,833	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	31,594,891	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	0	23.
24. Common stock	RCFD3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	849,822	25.
26. Not available			26.
a. Retained earnings	RCFD3632	1,770,238	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	173,083	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	2,814,393	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	2,814,393	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	34,409,284	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2020	RCFD6724	2a	M.1.
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	1231	M.2.

Schedule RC-A - Cash and Balances Due From Depository Institutions(Form Type - 031)

Exclude assets held for trading.

Dollar amounts in thousands	(Column A) Consolidated Bank		(Column B) Domestic Offices		
1. Cash items in process of collection, unposted debits, and currency and coin	RCFD0022	297,263			1.
a. Cash items in process of collection and unposted debits			RCON0020	193,281	1.a.
b. Currency and coin			RCON0080	103,982	1.b.
2. Balances due from depository institutions in the U.S.	RCFD0082	100,108	RCON0082	100,107	2.
3. Balances due from banks in foreign countries and foreign central banks	RCFD0070	13,712	RCON0070	13,564	3.
4. Balances due from Federal Reserve Banks	RCFD0090	3,806,301	RCON0090	3,806,301	4.
5. Total	RCFD0010	4,217,384	RCON0010	4,217,235	5.

2. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3. Includes treasury stock and unearned Employee Stock Ownership Plan shares.